UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2024

Fusion Pharmaceuticals Inc.

(Exact name of Registrant as Specified in Its Charter)

Canada	001-39344	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Longwood Rd., S.
Hamilton, Ontario, Canada	L8P 0A6
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (289) 799-0891

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	FUSN	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On June 4, 2024, Fusion Pharmaceuticals Inc. (“Fusion”), a corporation formed under the Canada Business Corporations Act (the “CBCA”), announced the closing of its previously announced transaction with AstraZeneca AB, a public company with limited liability (Aktiebolag) incorporated under the laws of Sweden (“Parent”) and 15863210 Canada Inc., a corporation formed under the CBCA (“Purchaser”), pursuant to the arrangement agreement dated March 18, 2024 (the “Arrangement Agreement”), by and among Fusion, Parent and Purchaser. Pursuant to the terms of the Arrangement Agreement, among other things, Purchaser acquired each issued and outstanding common share (the “Shares”) of Fusion on June 4, 2024 in exchange for (i) US$21.00 in cash per Share (the “Cash Consideration”) plus (ii) one contingent value right (each, a “CVR”) per Share representing the contingent right to receive a cash payment equal to US$3.00 per Share (the “Milestone Payment”) pursuant and subject to the Arrangement Agreement and the Contingent Value Rights Agreement (the “CVR Agreement”) entered into prior to the Effective Time (as defined below) by and among Parent, Purchaser and Rights Agent (as defined therein) ((i) and (ii) collectively, the “Consideration”), by way of a plan of arrangement under section 192 of the CBCA (the “Arrangement”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

In connection with the Arrangement, effective at 12:01 a.m. (Toronto Time) (the “Effective Time”) on June 4, 2024 (the “Closing Date”), Purchaser acquired all of the issued and outstanding Shares of Fusion and Fusion became a wholly-owned indirect subsidiary of Parent.

Immediately following the Effective Time, a number of steps of the Arrangement occurred, including the following:

•

each warrant to purchase or acquire Shares issued by Fusion (a “Warrant”) outstanding immediately prior to the Effective Time, was deemed to be assigned and transferred by the holder thereof to Fusion and thereafter cancelled in consideration for (A) a cash payment by or on behalf of Fusion equal to the number of Shares into which such Warrant was then exercisable multiplied by the amount, if any, by which the Cash Consideration exceeded the exercise price per Share of such Warrant, and (B) one CVR with respect to each Share into which such Warrant was then exercisable, in each case subject to applicable tax withholdings and other source deductions;

•

each option to purchase Shares (an “Option”) with an exercise price per Share that was less than the Cash Consideration and outstanding immediately prior to the Effective Time, whether vested or unvested, was deemed to be assigned, transferred and surrendered by the holder thereof to Fusion and thereafter cancelled in consideration for (A) a cash payment by or on behalf of Fusion equal to the number of Shares into which such Option was then exercisable multiplied by the amount, if any, by which the Cash Consideration exceeded the exercise price per Share of such Option and (B) one CVR with respect to each Share into which such Option was then exercisable, in each case subject to applicable tax withholdings and other source deductions;

•

each Option with an exercise price per Share that was greater than or equal to the Cash Consideration and less than the Cash Consideration plus the Milestone Payment (an “Underwater Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, was deemed to be surrendered by the holder thereof to Fusion and thereafter cancelled in consideration for one CVR with respect to each Share then subject to such Underwater Option, in each case subject to applicable tax withholdings and other source deductions; provided that, each CVR issued to a holder in respect of an Underwater Option only entitles such holder to an amount in cash equal to the amount by which the Cash Consideration plus the Milestone Payment exceeds the exercise price per Share of such Underwater Option, if payable and as otherwise determined in accordance with the CVR Agreement;

•

each Option with an exercise price per Share that was greater than or equal to the Cash Consideration plus the Milestone Payment was deemed to be cancelled at the Effective Time without any consideration payable therefor;

•

each restricted stock unit issued by Fusion (a “Restricted Stock Unit”) held by a Canadian Incentive Holder (as defined in the Arrangement Agreement) and outstanding immediately prior to the Effective Time, whether vested or unvested, was deemed to be assigned, transferred and surrendered by the holder thereof to Fusion and thereafter cancelled in consideration for one Share for each Share underlying such

Restricted Stock Unit, subject to applicable tax withholdings and other source deductions, and each such Share was deemed to be subject to the same treatment as other Shares outstanding immediately prior to the Effective Time as described above; and

•

each Restricted Stock Unit held by a Non-Canadian Incentive Holder (as defined in the Arrangement Agreement) and outstanding immediately prior to the Effective Time, whether vested or unvested, was deemed to be surrendered by the holder thereof to Fusion and thereafter cancelled in consideration for (A) a cash payment by or on behalf of Fusion equal to the number of Shares underlying such Restricted Stock Unit multiplied by the Cash Consideration and (B) one CVR in respect of each Share underlying such Restricted Stock Unit, in each case subject to applicable tax withholdings and other source deductions.

The aggregate consideration payable by Purchaser to acquire the Shares, Warrants, Options, and Restricted Stock Units outstanding immediately prior to the Effective Time (other than Shares held by Purchaser and its affiliates) was approximately US$2.4 billion. There were no Options outstanding immediately prior to the Effective Time with an exercise price per Share greater than or equal to the Cash Consideration.

The foregoing description of the Arrangement Agreement and the Arrangement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, a copy of which is attached as Exhibit 2.1 to Fusion’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on March 19, 2024, the terms of which are incorporated herein by reference.

The information contained in the Introductory Note and in Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Fusion notified the Nasdaq Stock Market (“NASDAQ”) that, as of the Effective Time, each Share issued and outstanding immediately prior to such time would be acquired by Purchaser. On June 4, 2024, in connection with the completion of the Arrangement, Fusion requested NASDAQ promptly file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist the Shares. Upon effectiveness of such Form 25, Fusion intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting that the Shares be deregistered and that Fusion’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

On June 4, 2024, in connection with the completion of the Arrangement, each Share that was issued and outstanding immediately prior to the Effective Time was transferred to the Purchaser in exchange for the right to receive the Consideration.

The information contained in the Introductory Note and Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant

In connection with the Arrangement, a change of control of Fusion occurred and Fusion became a wholly-owned indirect subsidiary of Parent.

The information contained in the Introductory Note and Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2024, in connection with the completion of the Arrangement and following the Effective Time, John Crowley (Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer) and Mohit Rawat (President and Chief Business Officer) ceased to serve in their capacities as executive officers of Fusion.

Also, effective as of the Effective Time, each then-member of the board of directors of Fusion, consisting of Barbara Duncan, John F. Valliant, Jeremy Bender, Donald Bergstrom, Teresa Bitetti, Pablo Cagnoni, Steve Gannon, Philina Lee, and David Meek resigned from the Fusion board of directors and all committees thereof. Effective immediately following these resignations, Denise Lacombe, David E. White, and Kevin Durning became the directors of Fusion.

Item 8.01. Other Events.

Incorporated by reference is Exhibit 99.1 attached hereto, a press release issued by Fusion on June 4, 2024 announcing the completion of the Arrangement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1	Arrangement Agreement dated as of June 4, 2024, among Fusion Pharmaceuticals Inc., AstraZeneca AB, and 15863210 Canada Inc. (incorporated by reference to Exhibit 2.1 to Fusion’s Form 8-K filed on March 19, 2024)

99.1	Press release issued by Fusion Pharmaceuticals Inc. on June 4, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fusion Pharmaceuticals Inc.

Date: June 4, 2024	By:	/s/ John F. Valliant
John F. Valliant
Chief Executive Officer